[Letterhead of DANZIGER & HOCHMAN]

Exhibit 23.1


December 5, 2005,




Board of Directors
On The Go Healthcare, Inc.
85 Corstate Avenue
Unit #1
Concord, Ontario
L4K 4Y2

Dear Sirs:

This letter is to constitute our consent to include the audit report of On The Go Healthcare, Inc. as of July 31, 2005 and July 31, 2004 and Infinity
Technologies Inc as at December 31, 2004 and 2003   in the Registration
Statement filed on Form SB-2 contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,

DANZIGER & HOCHMAN


/s/Danziger & Hochman
-------------------------
Danziger & Hochman